Exhibit 99.1

Casella Waste Systems March 11, 2009 Raymond James 2009 Institutional Investors Conference

we may be unable to reduce costs or increase revenues sufficiently to achieve estimated EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2008, and updated in our Form 10-Q for the quarter ended January 31, 2009. We do not necessarily intend to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. Safe Harbor Statement Certain matters discussed in this presentation are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the company “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions have adversely affected our revenues and our operating margin and will impact our efforts to refinance our senior credit facility; the impact of the current economic environment on our operating performance could cause us to be in default of certain financial covenants under the existing senior credit facility;

Casella Waste Systems Casella provides integrated solid waste and recycling services $576.2 million of revenues in last twelve months January 31, 2009 Operations in 15 eastern states Integrated solid waste and recycling services in New England and New York Stand-alone recycling processing facilities in 10 states Casella’s strategy focuses on resource transformation Tying economic and environmental models together to create incremental value from traditional waste streams.

32 COLLECTION DIVISIONS 31 TRANSFER STATIONS DISPOSAL FACILITIES 11 RECYCLING FACILITIES 37 Integrated Solid Waste Operations1 Recycling Operations LANDFILL GAS-TO-ENERGY FACILITIES 5 Casella owns/operates valuable solid waste assets and key recycling facilities 1 Integrated solid waste operations include collection, transfer, disposal, recycling, and gas-to-energy

Taking actions to offset economic downturn Economic downturn in late 2008 severely impacted recycling business and weighed on economically sensitive solid waste markets. Integrated solid waste business continues to exhibit recession resistant qualities. Team acted quickly to improve operating performance and scale operations. 1 See slide 21 for the reconciliation of this non-GAAP financial measure to its corresponding GAAP financial measure. FY08 EBITDA includes $1.2M of non-recurring mgt reorganization charges; FY09 EBITDA projection includes $4.0M of one-time recycling costs. Revenue ($ in millions) $458.8 $501.4 $531.3 $579.5 2005 2006 2007 2008 2009 Projected Fiscal year ending April 30, $105.4 $106.7 $110.6 $122.3 Fiscal year ending April 30, EBITDA1 ($ in millions) 2005 2006 2007 2008 2009 Projected $540.0 to $560.0 $115.0 to $117.0

Casella controls valuable North Eastern landfill assets 10 landfills in strategic locations across the North East. Added 64.5 million tons of total long-term capacity. Added 1.9 million tons of annual disposal capacity. 1 Total Disposal Capacity excludes MERC and all “Closure Projects”; Annual Disposal Volumes only include amortizable tons at active landfills Total Disposal Capacity 1 (in millions of tons) 81.7 86.7 94.1 92.4 29.6 65.6 2003 2004 2005 2006 2007 2008 Fiscal year ending April 30, Annual Landfill Disposal Volumes 1 (in millions of tons) 1.4 1.9 2.6 2.9 2.9 3.3 2003 2004 2005 2006 2007 2008 Fiscal year ending April 30,

Management team is focused on three top priorities Top Priorities: Increase cash flow generation; Refinance senior secured debt facility; Strategic asset review.

Increase Cash Flow Generation

Increase Cash Flow Generation Levers to improve cash flow generation: Pricing Cost controls and operating efficiencies Asset management Capital expenditures Working capital

Actions taken to offset economic weakness Revenue initiatives: Increased solid waste pricing, resulting in a $6.0 million annualized benefit. Net benefit after limited customer roll-backs, with only 1 month benefit in Q3. Increased recycling tipping and processing fees in Jan 2009 to offset deterioration in commodity revenues, resulting in a $9.6 million annualized benefit.

Actions taken to offset economic weakness Cost initiatives: Reduced workforce by -9.1% since Feb 2008, resulting in an estimated $10.5 million annualized benefit. Reductions are the result of reducing labor to match lower volumes, fleet optimization, and reorganizing 11 operating divisions into 5 new market areas. 50% of this reduction is permanent, remainder is variable. Outsourced long-haul transportation in Vermont, resulting in a $0.8 million projected annualized benefit. Froze new hiring, eliminated FY09 merit-based pay increases, suspended 401(k) matching contribution, and eliminated FY09 management performance bonuses. $5.0 million positive benefit to FY09.

Fiscal Year 2010 Operating Goals

Additional pricing and cost efficiency goals for FY10 Revenue initiatives: Increase solid waste pricing by +200bps over CPI Enhance fuel, oil, and environmental recovery fees. Implement additional pricing tools, such as container pickup charges. Cost initiatives: Reduce G&A costs by -100bps as a % of revenues Further consolidation of market areas and functions. Head-count reductions, reduce development expenses, reduce discretionary costs. Re-route trucks to reduce operating hours and free up assets Rolling out new fleet routing program company-wide. Focused on 5 largest markets, expected to be completed by Q2 FY10. Projected to yield roughly $1.1M in annualized labor and operating savings.

Improving Solid Waste Pricing Disciplined collection and disposal pricing strategy driving value through coordinated and standardized approach. 0.9% 2.2% -0.8% -3.6% 0.8% 0.6% 1.3% 0.8% 0.3% 1.0% 1.3% 0.1% -2.4% 0.1% -5% -4% -3% -2% -1% 0% 1% 2% 3% 4% 5% Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Solid Waste Revenue Growth Price Volume Notes: Growth numbers restated to account for discontinued operations; growth numbers exclude LF Closure projects and idled C&D processing plant; Price (excluding fuel/oil/environmental surcharges) and volume as a % of solid waste segment revenues. Collection pricing centralized, pricing models standardized Landfill pricing centralized, coordinated volume sourcing

Enhancing asset management (a) Focus on maintenance capital Landfill growth capital investment completed in FY08; added 64.5 million tons of incremental landfill capacity. FY09 capital projected to be $16.0 million lower than June 2008 plan. Limited growth capital in FY09 invested in high return projects; landfill gas-to-energy and Zero-Sort™ conversions. $50.0 and $55.0 million capital in FY10. $4.0 to $6.0 growth capital in FY10. (b) Improve working capital mgt. Capital Expenditures ($ in millions) $54.4 $65.0 $64.1 $54.2 $57.0 to $61.0 $24.7 $47.5 $36.7 $19.0 2005 2006 2007 2008 2009 Projected Fiscal year ending April 30, Maintenance Growth $73.2 $100.8 $112.5 $79.1

Refinance Senior Secured Debt Facility

Next major debt maturity is senior secured credit facility, maturing April 2010 $525.0 million senior secured facility; $350.0 million revolving credit facility and $173.2 million Term Loan B. Total Availability 3 as of Jan 31, 2009 was $142.3 million. Plan to refinance the facility by May 2009, through revolving credit facility and bond issuance. Expect to downsize new facility by $75.0 million, to $450.0 million. Notes: 1 Includes capital lease obligations and seller financed notes 2 Senior Sub Notes excluding $3.218 million unamortized premium, callable Feb 2009 for 103.25 3 Availability of $142.3 million after taking into account $38.6 million of LC’s outstanding Debt Obligations as of January 31, 2009 ($ in millions) Amount Maturity Revolving Credit Facility $169.1 4/28/2010 Term Loan B $173.2 4/28/2010 Other Debt 1 $2.3 2009 to 2012 Senior Sub Debt 2 $195.0 2013 Financing Lease Obligations $14.1 2015 Industrial Revenue Bonds $25.0 2025 TOTAL $578.7

Strategic Asset Review

Strategic Asset Review Our goals for the next 18 months are: Improve returns and operating performance; Reduce absolute debt and leverage ratios. As part of our strategy we are reviewing cash flows by market. We will determine if there any performing or under-performing assets that could create more shareholder value through a sale. We will look at the opportunity costs as part of this analysis. As part of a similar analysis, Maine Energy was identified as an asset that could yield more value through a sale.

Casella’s value drivers Strong additions to senior management team. Consistent track record of stable cash flows in a recession resistant industry. Valuable integrated solid waste assets in disposal limited North Eastern markets. Leading industry with innovative resource transformation solutions. Focused on improving asset performance through pricing, operating initiatives, and capital discipline.

Following is a reconciliation of EBITDA (1) to Net Cash Provided by Operating Activities:

	Fiscal Year Ended April 30,				
	2005 Actual	2006 Actual	2007 Actual	2008 Actual	2009 Projected (2)
Net Cash Provided by Operating Activities	**$ 83.2**	**$ 75.1**	**$ 81.1**	**$ 71.8**	**$ 72.3**
Changes in assets and liabilities, net of effects of acquisitions and divestitures	1.0	7.3	(3.7)	11.7	11.1
Deferred income taxes	(5.1)	(5.0)	11.2	2.4	1.6
Stock-based compensation	-	-	(0.7)	(1.4)	(1.9)
Excess tax benefit on the exercise of stock options	-	-	-	0.1	0.2
(Benefit) provision for income taxes	6.3	7.6	(7.8)	1.7	(0.7)
Interest expense, net	27.3	29.7	37.1	41.5	39.0
Preferred stock dividend	-	-	-	(1.0)	-
Depletion of landfill operating lease obligations	(4.8)	(6.3)	(7.0)	(6.0)	(6.4)
Dividend from equity method investments	(2.0)	-	-	-	-
Income from assets under contractual obligation	-	-	0.2	1.6	0.2
Gain (loss) on sale of equipment	(0.4)	0.1	0.8	0.4	0.3
Other income, net	(0.1)	(1.8)	(0.6)	(0.5)	(0.7)
EBITDA	**$ 105.4**	**$ 106.7**	**$ 110.6**	**$ 122.3**	**$ 115.0**

(1) Non - GAAP Financial Measures - In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, hardwick impairment and closing charge, environmental remediation charge and development project charge (EBITDA), which is a non-GAAP measure. This measure is provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, this measure has been key in comparing operating efficiency of publicly traded companies within the industry and assisting investors in measuring our ability to meet capital expenditures, payments on landfill operating lease contracts and working capital requirements. For these reasons, we utilize this non-GAAP metric to measure our performance at all levels. EBITDA is not intended to replace "Net cash provided by operating activities", which is the most comparable GAAP financial measure.

Moreover, this measure does not necessarily indicate whether cash flow will be sufficient for such items as working capital, payments on landfill operating lease contracts or capital expenditures, or to react to changes in our industry or to the economy generally. Because this measure is not calculated by all companies in the same fashion, it may not be comparable to similarly titled measures reported by other companies.

(2) The projected range for fiscal year 2009 EBITDA is $115.0 million to $117.0 million. The reconciliation provided is to the lower end of this range.

Casella Waste Systems Investor Presentation 21